SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Molina Healthcare, Inc

(Exact name of registrant as specified in its charter)

Delaware	13-4204626
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Golden Shore Drive, Long Beach, CA	90802
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act Registration Statement file number to which this form relates (if applicable): 333-102268

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

This Registration Statement relates to the Common Stock, par value $0.001 per share, of Molina Healthcare, Inc., a Delaware corporation (the “Registrant”). A description of such Common Stock is contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2002 (Registration No. 333-102268), as amended, which description is incorporated herein by reference.

Item 2. Exhibits

The following exhibits are filed as part of this Registration Statement:

1. Registrant’s Certificate of Incorporation (filed with the Commission as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, No. 333-102268, as amended, and incorporated herein by reference).

2. Registrant’s Bylaws (filed with the Commission as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, No. 333-102268, as amended, and incorporated herein by reference).

3. Registrant’s specimen stock certificate (filed with the Commission as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, No. 333-102268, as amended, and incorporated herein by reference).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 25, 2003	MOLINA HEALTHCARE, INC.

	By:	/s/ J. Mario Molina, M.D.
J. Mario Molina, M.D. Chief Executive Officer

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